Exhibit 99.1

OptimizeRx Announces Proposed Public Offering of Common Stock

ROCHESTER, Mich., June 4, 2019 – OptimizeRx Corporation (Nasdaq: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, today announced a proposed underwritten public offering of shares of its common stock. In connection with the offering, OptimizeRx expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering on the same terms and conditions. All shares to be sold in the offering are to be sold by OptimizeRx.

The net proceeds of the offering will be used for general corporate purposes, which may include future acquisitions. OptimizeRx does not have any immediate arrangements, commitments or understandings regarding any future acquisitions.

William Blair & Company, L.L.C. is acting as sole book-running manager for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering will be completed, or as to the actual size or terms of the offering.

The shares of common stock described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-228357) that was originally filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018 and declared effective by the SEC on December 11, 2018. A preliminary prospectus supplement and accompanying base prospectus relating to the offering and the shares of common stock being offered will be filed with the SEC. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents OptimizeRx has filed with the SEC for more complete information about OptimizeRx and the offering. Copies of the registration statement, the preliminary prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Phone: (800) 621-0687; Email: prospectus@williamblair.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OptimizeRx

OptimizeRx® (Nasdaq: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow. The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

Important Cautions Regarding Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to the proposed public offering, the filing of the registration statement and the expected use of the net proceeds from the offering. We may, in some cases use terms such as “expects,” “plans,” “will” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current expectations that involve risks, potential changes in circumstances, assumptions and uncertainties. Any or all of the forward-looking statements may turn out to be wrong, or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement to be filed with the Securities and Exchange Commission (SEC) on June 4, 2019 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K filed with the SEC on March 12, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team